CONSULTING AGREEMENT

This Agreement is made between Rocky Mountain High Brands, Inc., 9101 LBJ Freeway, Suite 200, Dallas, Texas 75243 and E & E Communications, 8604 Gardenia Dr., Denton, TX. 76207. This agreement is made and entered into on February 22, 2019.

AGREEMENTS

1.	E & E Communications will provide to Rocky Mountain High Brands the following services on an as needed basis:

•	Assist with the preparation of news releases.
•	Pitch Company stories to the media, including national, feature and trade press.
•	Develop story lines to make the Company attractive to the major media and financial community. Effectively communicate the non-financial factors driving performance and value.
•	Prepare targeted materials for the media and potential investors. Assist in continuous communications that emphasize the key strengths and competitive advantages of the Company’s management and business plan.
•	Prepare a Corporate Profile for the investment community.
•	Handle shareholder calls and e-mails, effectively communicating the strategic value of corporate actions and accomplishments.
•	Assist in the development of strategic investor communications to create shareholder value. Assist in defining and executing these strategies.
•	Serve as a conduit between the Company and the investment community, providing feedback in both directions. Advise management on major issues impacting valuation.
•	Help attract individual investors who believe in Rocky Mountain High Brands.
•	Advise management on what creates and destroys value. Assist in quantifying the likely market reaction to the Company’s actions.
•	Assist in aligning the Company’s IR and PR programs to its strategic priorities.

COMPENSATION

1.	Rocky Mountain High Brands will pay E & E Communications $2000 per month for the work described above, payable upon receipt of an invoice from E & E Communications.

2.	This agreement can be cancelled by either party within five days upon notice.

/s/ Paul Knopick	/s/ Michael Welch Sr.

Paul Knopick	Michael Welch Sr.
Principal	President & CEO
E & E Communications	Rocky Mountain High Brands, Inc.

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